As filed with the Securities and Exchange Commission on October 16, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kirby Corporation
(Exact name of registrant as specified in its character)

Nevada	74-1884980
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 Waugh Drive, Suite 1000 Houston, Texas 77007 (713) 435-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David W. Grzebinski President and Chief Executive Officer 55 Waugh Drive, Suite 1000 Houston, Texas 77007 (713) 435-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Thomas G. Adler, Esq. Bryn A. Sappington, Esq. Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201 (214) 855-8000

(Approximate date of commencement of proposed sale to the public): From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.10 per share	5,696,259	–	$367,835,925	$45,796

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional shares of common stock that may become issuable as a result of any dividend, split, combination, or similar transaction.

(2)
Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the registrant’s common stock on October 9, 2017, as reported on the New York Stock Exchange.  The actual offering price per share will be determined from time to time by the selling shareholder in connection with, and at the time of, the sale by the selling shareholder of the shares of common stock registered hereunder.

PROSPECTUS

Kirby Corporation

5,696,259 Shares
Common Stock

This prospectus covers the offering for resale of up to 5,696,259 shares of our common stock by the selling stockholders. All of the shares of common stock offered hereby were originally issued to the selling stockholders in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, on September 13, 2017.  The selling stockholders may sell all, some, or none of the shares covered by this prospectus.  We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders, but we have agreed to pay certain registration expenses.

The selling stockholders identified in this prospectus (which includes the selling stockholders’ pledgees, donees, transferees, or other successors in interest) may offer the common stock from time to time as they may determine, directly or through underwriters, broker–dealers, or agents, and in one or more public or private transactions, on or off the New York Stock Exchange, and at fixed prices, prevailing market prices, at prices related to prevailing market prices, or at negotiated prices.  If the shares of common stock are sold through underwriters, broker–dealers, or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents’ commissions.  See the sections entitled “About this Prospectus” and “Plan of Distribution” for more information.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS.  YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS OR OTHERWISE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BEFORE YOU MAKE AN INVESTMENT IN OUR COMMON STOCK.  You should carefully read this prospectus, any prospectus supplement, and any related free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our common stock.

Our common stock is traded on the New York Stock Exchange under the symbol “KEX.”  On October 13, 2017, the closing price of our common stock was $65.95 per share.

Our principal executive offices are located at 55 Waugh Drive, Suite 1000, Houston, Texas 77007, and our telephone number is (713) 435-1000.  Our mailing address is P.O. Box 1745, Houston, Texas 77251-1745.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 16, 2017.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration, selling stockholders may offer shares of our common stock covered by this registration statement from time to time in one or more offerings. This prospectus only provides you with a general description of the common stock the selling stockholders may offer.  Each time selling stockholders offer common stock pursuant to this prospectus, we will provide a prospectus supplement, if required, that will contain more specific information about the specific terms of the offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents incorporated by reference into this prospectus.  We urge you to carefully read this prospectus, any applicable prospectus supplement, and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference” before you invest in our common stock.

You should rely only on the information incorporated by reference or provided in this document.  Neither we nor any selling stockholder have authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you.  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  You should assume that the information in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or any sale of common stock.  Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus, applicable prospectus supplements, or related free writing prospectuses that we may authorize to be provided to you, or the documents incorporated by reference in the foregoing, may contain summaries of certain agreements or other documents (or portions thereof), but reference is in all cases made to the actual complete agreements or documents, and all such summaries are qualified in their entirety by the actual agreements or documents.  Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to the terms “the Company,” “we,” “our,” “us,” or other similar terms means Kirby Corporation and its subsidiaries.

ABOUT KIRBY CORPORATION

This business overview highlights information contained in certain documents incorporated by reference into this prospectus. This business overview does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes thereto incorporated herein by reference, before making an investment decision.

We are the nation’s largest domestic tank barge operator, transporting bulk liquid products throughout the Mississippi River System, on the Gulf Intracoastal Waterway, coastwise along all three United States coasts, and in Alaska and Hawaii. We transport petrochemicals, black oil, refined petroleum products and agricultural chemicals by tank barge. We also operate six offshore dry-bulk barges, six offshore tugboats and one docking tugboat transporting dry-bulk commodities in the United States coastal trade. Through our diesel engine services segment, we provide after-market services for medium-speed and high-speed diesel engines, reduction gears and ancillary products for marine and power generation applications, distribute and service high-speed diesel engines, transmissions and pumps, and manufacture and remanufacture oilfield services equipment, including pressure pumping units, for the land-based oilfield service and oil and gas operator and producer markets.

Our common stock is traded on the New York Stock Exchange under the symbol “KEX.”

Our principal executive offices are located at 55 Waugh Drive, Suite 1000, Houston, Texas 77007, and our telephone number is (713) 435-1000.  Our mailing address is P.O. Box 1745, Houston, Texas 77251-1745. Our Internet website is www.kirbycorp.com.  Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the other information included in, or incorporated by reference into, this prospectus, any applicable prospectus supplement, and any related free writing prospectus, you should carefully consider the risks set forth below and the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2016, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as amended, when determining whether or not to purchase the common stock.  If any of such risks were to occur, our business, financial condition, or results of operations would likely suffer.  In that event, the value of our common stock could decline, and you could lose all or part of your investment.  The risks and uncertainties we describe are not the only ones we face.  Our discussion of such risks and uncertainties does not attempt to cover factors, such as trends in the United States and global economies or the level of interest rates, among others, that are likely to affect most businesses.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and the trading price of our common stock.

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We may be unable to make attractive acquisitions or successfully integrate acquired businesses, and any inability to do so may disrupt our business and hinder our ability to grow.  We have made asset and business acquisitions in the past and we may continue to make acquisitions of assets or businesses in the future that complement or expand our current business. We may not be able to identify attractive acquisition opportunities. Even if we do identify attractive acquisition opportunities, we may not be able to complete the acquisition or do so on commercially acceptable terms.  The success of any completed acquisition depends on our ability to integrate the acquired assets or business effectively into our existing operations. The process of integrating acquired assets or businesses may involve difficulties that require a disproportionate amount of our managerial and financial resources to resolve.  The value of acquired assets or businesses may be negatively impacted by a variety of circumstances unknown to us prior to the acquisition.  In addition, possible future acquisitions may be larger and for purchase prices significantly higher than those paid for earlier acquisitions. No assurance can be given that we will be able to identify additional suitable acquisition opportunities, negotiate acceptable terms, obtain financing for acquisitions on acceptable terms or successfully acquire identified targets. Our failure to achieve consolidation savings, to integrate successfully the acquired businesses and assets into our existing operations, or to minimize any unforeseen operational difficulties could have a material adverse effect on our business, financial condition, and results of operations.  In addition, agreements governing our indebtedness from time to time may impose certain limitations on our ability to undertake acquisitions or make investments or may limit our ability to incur certain indebtedness and liens, which could limit our ability to engage in acquisitions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in or incorporated by reference into this prospectus, any prospectus supplement, or any related free writing prospectus that are not historical facts, including, but not limited to, any projections, are forward-looking statements and involve a number of risks and uncertainties.  Such statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” or “continue,” or the negative thereof, or other variations thereon or comparable terminology.  The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: adverse economic conditions, industry competition and other competitive factors, adverse weather conditions such as high water, low water, tropical storms, hurricanes, tsunamis, fog and ice, and tornados, marine accidents, lock delays, fuel costs, interest rates, construction of new equipment by competitors, government and environmental laws and regulations, and the timing, magnitude, and number of acquisitions made by the Company.  For a more detailed discussion of factors that could cause actual results to differ from those presented in forward-looking statements, see “Risk Factors.”   Forward-looking statements are based on currently available information and the Company assumes no obligation to update any such statements.

ABOUT THE OFFERING

This prospectus relates to the potential resale of 5,696,259 shares of our common stock.  The shares were issued to the selling stockholders in connection with the closing on September 13, 2017 of our acquisition of substantially all of the assets of Stewart & Stevenson LLC, a privately held manufacturer and distributor of products and services for the oil and gas, construction, power generation, transportation, marine, mining and agricultural industries.  The acquisition was completed pursuant to a Purchase and Sale Agreement, dated as of June 13, 2017, between Stewart & Stevenson LLC and Kirby Corporation, as amended.  In connection with the closing of the acquisition, we agreed to file the registration statement of which this prospectus forms a part.  See “Use of Proceeds,” “Selling Stockholders,” and “Plan of Distribution” for additional information concerning the offering.

DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of the terms of our capital stock.  This summary is not meant to be complete and is qualified in its entirety by reference to the General Corporation Law of Nevada (which is referred to in this prospectus as the NGCL) and to the articles of incorporation and bylaws of the Company (which, as amended, are respectively referred to in this prospectus as the Company’s articles of incorporation and the Company’s bylaws).  You are urged to read those documents carefully.

The Company’s authorized capital stock consists of 120,000,000 shares of common stock, par value $0.10 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share.  As of October 13, 2017, there were 59,685,000 shares of common stock outstanding, which were held of record by 650 stockholders, and no shares of preferred stock outstanding.  As of October 13, 2017, there were 5,788,000 shares of common stock held by the Company in treasury and 3,133,000 shares of common stock reserved for issuance under the Company’s equity compensation plans.

Voting Rights; Quorum

Pursuant to the Company’s articles of incorporation, each holder of the Company’s common stock is entitled to one vote for each share of common stock held of record on all matters on which the Company’s stockholders are entitled to vote.  Pursuant to the Company’s bylaws, a majority of the voting power present in person or represented by proxy constitutes a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the NGCL or the Company’s articles of incorporation.  Except in a contested election of directors or as otherwise provided by the NGCL or the Company’s articles of incorporation or bylaws, when a quorum is present or represented at a meeting, the vote of holders of stock (present in person or by proxy) of a majority of shares having voting power will decide any question brought before the meeting, unless the question is one upon which by express provision of the NGCL, or the Company’s articles of incorporation or bylaws, a different vote is required, in which case such express provision controls and governs the decision in question.

In an uncontested election of directors, directors are elected by a majority of the votes cast with respect to each director’s election. In a contested election of directors, directors are elected by a plurality of votes cast.  The Company’s stockholders are not entitled to cumulative voting of their shares in elections of directors.

Dividends

Holders of our common stock are entitled to receive dividends when and as declared by the Company’s board of directors from funds legally available therefor, subject to the Company’s articles of incorporation, the applicable provisions of law, and the rights of holders of any class or series of stock having a preference as to dividends over the common stock. The declaration and payment of dividends on shares of the Company’s common stock and the amount thereof are at all times solely in the discretion of the Company’s board of directors.

Preemptive Rights

No holder of any shares of any class or series of capital stock of the Company has any preemptive right to subscribe for, purchase, or otherwise acquire shares of any class or series of capital stock of the Company.

Anti-Takeover Provisions

The provisions of Nevada law and the Company’s articles of incorporation and bylaws that are summarized below may have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Staggered Board of Directors

Under the Company’s bylaws, its board of directors is divided into three classes that are elected for staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors.  Pursuant to the NGCL, the affirmative vote of the holders of two-thirds or more of the voting power of shares entitled to vote in the election of directors is required to remove a director.

Liability of Directors and Officers

Pursuant to the Company’s articles of incorporation, directors and officers will not be individually liable to the Company or its stockholders for breach of fiduciary duty as a director or officer for any act or omission, unless such act or omission involved intentional misconduct, fraud or a knowing violation of law or payment of dividends in violation of Nevada law. This provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws, state laws, or federal environmental laws.

Director Nominations

The Company’s stockholders may nominate candidates for the board of directors if such stockholders comply with the advance notice provisions described in the Company’s bylaws. Generally, these advance notice provisions require that (a) stockholders submit the nomination at least 90 days, but not more than 120 days, prior to the anniversary of the preceding year’s annual meeting, and (b) such nomination be accompanied by the proper written notice. The written notice must, among other things, (i) include certain information with respect to the stockholder making such nomination and certain representations by such stockholder, (ii) include certain information with respect to the individual being nominated, and (iii) comply with additional procedural requirements. No person will be eligible for election as a director of the Company unless nominated by a stockholder or stockholders of the Company in accordance with the advance notice requirements or by the directors of the Company in accordance with the Company’s bylaws.

Business Proposals

The Company’s stockholders can propose business to be acted upon at an annual meeting of stockholders if such stockholders comply with the advance notice provisions described in the Company’s bylaws. Generally, these advance notice provisions require that (a) stockholders submit notice of the business proposal at least 90 days, but not more than 120 days, prior to the anniversary of the preceding year’s annual meeting, and (b) such proposal be accompanied by the proper written notice. The notice must, among other things, (i) include certain information with respect to the stockholder making such business proposal, (ii) include certain information with respect to the business proposal, and (iii) comply with additional procedural requirements. If the chairman of an annual meeting determines that a business proposal was not properly brought before the annual meeting in accordance with the advance notice requirements, such business will not be transacted.

Nevada Anti-Takeover Statutes

The Company is subject to provisions of Nevada law that provide that an acquiring person (as defined below) who acquires a controlling interest (as defined below) in a corporation may not exercise voting rights on any control shares (as defined below) unless these voting rights to the control shares are approved by the holders of a majority of the voting power of the corporation, and, if the acquisition would adversely affect, alter, or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected, excluding those shares as to which any interested stockholder exercises voting rights.  If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, any of the Company’s stockholders who did not vote in favor of authorizing voting rights for the control shares are entitled to payment for the fair value of his or her shares.

An “acquiring person” is, subject to certain exceptions, any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a controlling interest in an issuing corporation.

A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise voting power in an election of directors that is (1) at least one-fifth but not more than one-third of the voting power, (2) at least one-third but not more than a majority of the voting power, or (3) a majority of the voting power.

“Control shares” are outstanding voting shares that a person, together with persons acting in association with such person, (1) acquires or offers to acquire in an acquisition of a controlling interest, and (2) acquired during the 90-day period before such person acquired or offered to acquire a controlling interest.

The above provisions do not apply if the articles of incorporation or bylaws of the issuing corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person exempt the corporation from these provisions.  Neither the Company’s articles of incorporation nor the Company’s bylaws currently exempt the Company from these provisions.

In addition, Nevada law restricts the Company’s ability to engage in any combination (as defined below) with an interested stockholder (as defined below) for a period of two years following the time that the stockholder became an interested stockholder, unless the combination or the transaction by which the stockholder became interested is approved by the Company’s board of directors prior to the time the stockholder became interested or the combination is approved by the Company’s board of directors and, at or after that time, the combination is approved at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of the holders of stock representing at least 60 percent of the outstanding voting power of the Company not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

The interested stockholder may only undertake a combination after such two-year period if:

•	the combination or transaction by which the stockholder became an interested stockholder was approved by the Company’s board of directors before the person became an interested stockholder;

•
the combination is approved by the affirmative vote of holders of the Company’s stock representing a majority of the voting power not beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or

•	the combination meets the criteria of the NGCL statutes mandating “fair price” requirements.

A “combination” generally includes mergers, consolidations, reclassifications, recapitalizations, asset dispositions, sales, leases, and stock issuances involving or proposed by an interested stockholder, the adoption of any plan of liquidation or dissolution proposed by an interested stockholder, and the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

An “interested stockholder” is a person who is the beneficial owner of 10% or more of the corporation’s voting shares or who is an affiliate or associate of the corporation and, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the corporation’s voting shares.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and in the policies formulated by the Company’s board of directors and to discourage some types of transactions that may involve an actual or threatened change of control of the Company.  These provisions are also designed to reduce the Company’s vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the Company’s outstanding shares or an unsolicited proposal for the potential restructuring or sale of all or a part of the Company.  However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of the Company.  They may also have the effect of preventing changes in the Company’s management.

Other Provisions

The articles of incorporation and bylaws of the Company also provide that:

•	special meetings of stockholders may only be called by the chairman of the board of the Company’s board of directors, a majority of the Company’s board of directors, or the Company’s president;

•
all vacancies on the board are filled by remaining directors for the remainder of that directorship’s term, including vacancies occurring as a result of the removal of a director or an enlargement of the board;

•
any amendment, repeal, or rescission of the Company’s bylaws must be approved either (i) by the board of directors by the affirmative vote of at least a majority vote of the then authorized number of directors, or (ii) by the affirmative vote of at least two-thirds of the combined voting power of the then outstanding stock entitled to vote in the election of directors, voting together as a single class; and

•	the Company’s board of directors is authorized to increase or decrease the size of the board without stockholder approval.

Conversion Rights

The holders of our common stock have no right to convert their shares of our common stock into any other securities.

Liquidation Rights

Upon the dissolution, liquidation, or winding up of the Company, after creditors have been paid and after any preferential amounts to be distributed to the holders of any class or series of stock having a preference over the common stock then outstanding have been paid or declared and set apart for payment, the holders of our common stock will be entitled to receive all the remaining assets of the Company available for distribution ratably in proportion to the number of shares held.

No Redemption

Shares of our common stock are not subject to redemption by the Company.

Stock Exchange Listing

Our common stock is traded on the New York Stock Exchange under the symbol “KEX.”

No Sinking Fund

Shares of our common stock have no sinking fund.

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Under the Company’s articles of incorporation, our board of directors has the authority, without stockholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges, and restrictions of any such class or series, including, but not limited to, the dividend rights, voting rights, the rights and terms of redemption, the rights and terms of conversion, liquidation preferences, the number of shares constituting any such class or series, and the designation of such class or series. Acting under this authority, the Company’s board of directors could create and issue a class or series of preferred stock with rights, privileges, or restrictions, and adopt a stockholder rights plan, having the effect of discriminating against an existing or prospective holder of securities as a result of such stockholder beneficially owning or commencing a tender offer for a substantial amount of the Company’s common stock.  One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquirer to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of the Company’s management. The issuance of such shares of capital stock may have the effect of delaying, deferring, or preventing a change in control of the Company without any further action by the Company’s stockholders.

As of the date of this prospectus, no shares of our preferred stock are issued and outstanding.

USE OF PROCEEDS

The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders.  We will not receive any proceeds from the sale of common stock by the selling stockholders.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders were issued by the Company to the selling stockholders in a private placement exempt from the registration requirements of the Securities Act in connection with the acquisition of substantially all the assets of Stewart & Stevenson LLC.  In connection with the acquisition, we entered into a registration agreement pursuant to which we agreed to file the registration statement of which this prospectus is a part.  Information about selling stockholders is set forth herein and information about additional selling stockholders may be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus.

When we refer to the ‘‘selling stockholders’’ in this prospectus we mean the stockholders listed in the table below and their pledgees, donees, distributees or other non-sale related transferees (and any successive pledgees, donees, distributees or non-sale related transferees), or other successors in interest.

The information set forth in the following table is based on information supplied to us by the selling stockholders listed in the table.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The percentage of shares beneficially owned prior to the offering is based on 59,685,000 shares of our common stock outstanding as of October 13, 2017.  Except as otherwise indicated, each of the selling stockholders has sole voting and investment power with respect to all shares of capital stock held by it.

Based upon information provided by the selling stockholders, except as described in this prospectus, none of the selling stockholders nor any of their affiliates, officers, directors, or principal equity holders has had any positions or office or has had any material relationship with us within the past three years.

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Number of Shares of Common Stock that may be Offered	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage of Outstanding Shares of Common Stock After the Offering (%)
Hushang Ansary	2,171,961	(2)	2,171,961	–	–
Nina Ansary	285,473		285,473	–	–
EC Investments International S.a.r.l.	2,262,883	(2)	2,262,883	–	–
Parman Enterprises LLC	802,290	(2)	802,290	–	–
Frank C. Carlucci III Revocable Trust(3)	147,341		147,341	–	–
Gary W. Stratulate	26,311		26,311	–	–
Total	5,696,259		5,696,259	–	–

(1)
The beneficial ownership of our common stock by the selling stockholders set forth in the table is determined as of October 13, 2017 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)	Hushang Ansary has ultimate voting and investment power over the shares of our common stock held by EC Investments International S.a.r.l. and Parman Enterprises LLC
(3)	Frank C. Carlucci III serves as trustee of the Frank C. Carlucci III Revocable Trust and has voting and investment power over the shares held by the Frank C. Carlucci III Revocable Trust.

PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, distributees, transferees, or any of their successors in interest selling the securities received from a named selling stockholder as a gift, partnership distribution, or other non-sale-related transfer (and any successive pledgees, donees, distributees or non-sale related transferees) after the date of this prospectus (all of whom may be selling stockholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are traded, in the over-the-counter market, in privately negotiated transactions, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at prices otherwise negotiated. The selling stockholders may sell the securities by one or more of the following methods, without limitation:

•
block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses in which the same broker acts as agent on both sides;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed or any automated inter-dealer quotation system on which the securities are traded;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options on the securities, swaps or other derivatives, whether or not the options or other such instruments are listed on an exchange or inter-dealer quotation system;

•
through the distribution of the securities by any selling stockholder to its partners, members, equityholders, or creditors who may from time to time effect sales or other distributions of the securities;

•
one or more underwritten offerings on a firm commitment or best efforts basis or other purchases by underwriters, brokers, dealers, and agents who may receive compensation in the form of underwriting discounts, concessions, or commissions from the selling stockholders and/or the purchasers of the securities for whom they may act as agent;

•	pledges of the securities as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect sales or other distributions of the securities;

•	sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and

•	any combination of the foregoing methods or by any other legally available means.

The selling stockholders may also transfer the securities by gift. We do not know of any current arrangements by the selling stockholders for the sale or transfer of any of the securities.

The selling stockholders may engage underwriters, brokers or dealers, and any underwriters, brokers or dealers may arrange for other underwriters, brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed or in the over-the-counter market, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price, or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act, or in accordance with Section 4(a)(1) of the Securities Act, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties, or persons to whom the securities have been so pledged or hypothecated (or otherwise subject to a security interest) will, upon foreclosure in the event of default, be deemed to be selling stockholders. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged. The selling stockholders (or their pledgees, donees, distributees or other non-sale related transferees, or other successors in interest) also may transfer and donate the securities in other circumstances in which case the successive pledgees, donees, distributees or other non-sale related transferees or other successors in interest thereof will be the selling stockholders for purposes of this prospectus and, if required under the Securities Act, will be identified in a prospectus supplement.

In addition, selling stockholders may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. The selling stockholders may enter into options or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. The selling stockholders may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify the selling stockholders against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling stockholders may be required to make with respect thereto.

We will not receive any proceeds from sales of any securities by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement or otherwise. All of the foregoing may affect the marketability of the securities offered hereby. This offering will terminate on the date that all securities offered by this prospectus have been sold by the selling stockholders.

LEGAL MATTERS

The validity of the shares of our common stock that may be offered hereby may be passed upon for us by Norton Rose Fulbright US LLP, Dallas, Texas. Thomas G. Adler, Of Counsel, Norton Rose Fulbright US LLP, serves as Secretary of the Company.  Any underwriters or agents will be advised about other issues relating to any offering by their own legal counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Kirby Corporation and consolidated subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to that information.  The information we incorporate by reference is considered part of this prospectus.  Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the common stock covered by this prospectus (excluding any information furnished but not filed pursuant to Items 2.02 and 7.01 of any Current Report on Form 8-K or corresponding information furnished under Item 9.01 of any Current Report on Form 8-K):

•
our Annual Report on Form 10-K for our fiscal year ended December 31, 2016, filed with the SEC on February 23, 2017, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement filed with the SEC on March 3, 2017;

•	our Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2017 and August 7, 2017;

•	our Current Reports on Form 8-K filed with the SEC on April 27, 2017, June 15, 2017, June 28, 2017, August 14, 2017, August 17, 2017, and September 14, 2017; and

•	The description of our common stock contained in its registration statement on Form 8-A filed with the SEC on September 23, 1996.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the information incorporated by reference herein but not delivered with this prospectus.  Requests for such copies should be directed to:

Kirby Corporation
55 Waugh Drive, Suite 1000
 Houston, Texas 77007
(713) 435-1000

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. You may read and copy the reports, proxy statements, and other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of its Public Reference Room and for its prescribed rates to obtain copies of such material. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov. Our Internet site is www.kirbycorp.com. Information contained on our Internet site is not a part of this prospectus.

This prospectus provides you with a general description of our common stock.  This prospectus is part of a registration statement that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.  This registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby.

SEC registration fee	$45,796
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees	*
Miscellaneous expenses	*
Total	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 78.7502(1) of the NGCL provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if the person: (a) is not liable pursuant to NGCL § 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Section 78.138 of the NGCL provides a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

Section 78.7502(2) of the NGCL further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (a) is not liable pursuant to NGCL § 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (1) and (2) of Section 78.7502, as described above, or in defense of any claim, issue, or matter therein, NGCL § 78.7502(3) provides that the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751 of the NGCL requires that the determination that discretionary indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent counsel in a written opinion, or (d) if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent counsel in a written opinion.

Section 78.752 of the NGCL allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses. No financial arrangement made pursuant to NGCL § 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

The Company’s articles of incorporation, the Company’s bylaws, and indemnification agreements between the Company and certain of its officers and directors, collectively, provide for the indemnification of current and former officers and directors of the Company and its subsidiaries to the fullest extent permitted by Nevada law.  In addition, the Company’s articles of incorporation provide that its directors and officers will not be individually liable for breach of fiduciary duty as a director or officer involving any act or omission, unless the acts or omissions involve intentional misconduct, fraud, or a knowing violation of law or the payments of dividends in violation of Nevada law.

The Company also maintains insurance coverage under a policy insuring its directors and officers against certain liabilities which they may incur in their capacity as such.

Item 16.	Exhibits.

The exhibits listed in the Exhibit Index are filed as part of this registration statement.

Exhibit Number	Description

1.1**	Form of Underwriting Agreement

2.1
Purchase and Sale Agreement, dated as of June 13, 2017, by and between Stewart & Stevenson LLC and Kirby Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 15, 2017)

2.2
Amendment No. 1 to Purchase and Sale Agreement, dated as of June 26, 2017, by and between Stewart & Stevenson LLC and Kirby Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2017)

2.3
Amendment No. 2 to Purchase and Sale Agreement, dated as of August 11, 2017, by and between Stewart & Stevenson LLC and Kirby Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 14, 2017)

2.4
Amendment No. 3 to Purchase and Sale Agreement, dated as of September 13, 2017, by and between Stewart & Stevenson LLC and Kirby Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 14, 2017)

4.1
Restated Articles of Incorporation of the Company with all amendments to date (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014)

Exhibit Number	Description

4.2	Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014)

*5.1	Opinion of Norton Rose Fulbright US LLP

*23.1	Consent of KPMG LLP

*23.2	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1)

*24.1	Powers of Attorney (included in signature pages hereto)

*	Filed herewith.

**
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of common stock, as appropriate

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer, or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 16, 2017.

KIRBY CORPORATION

By:	/s/ DAVID W. GRZEBINSKI
David W. Grzebinski
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Kirby Corporation hereby severally constitute and appoint Joseph H. Pyne and David W. Grzebinski, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Kirby Corporation to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JOSEPH H. PYNE	Chairman of the Board	October 16, 2017
Joseph H. Pyne

/s/ DAVID W. GRZEBINSKI	President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	October 16, 2017
David W. Grzebinski

/s/ RONALD A. DRAGG	Vice President, Controller and Assistant Secretary (Principal Accounting Officer)	October 16, 2017
Ronald A. Dragg

/s/ ANNE-MARIE N. AINSWORTH	Director	October 16, 2017
Anne-Marie N. Ainsworth

/s/ RICHARD J. ALARIO	Director	October 16, 2017
Richard J. Alario

/s/ BARRY E. DAVIS	Director	October 16, 2017
Barry E. Davis

Signature	Title	Date

/s/ C. SEAN DAY	Director	October 16, 2017
C. Sean Day

/s/ MONTE J. MILLER	Director	October 16, 2017
Monte J. Miller

/s/ RICHARD R. STEWART	Director	October 16, 2017
Richard R. Stewart

/s/ WILLIAM M. WATERMAN	Director	October 16, 2017
William M. Waterman

INDEX TO EXHIBITS

Exhibit Number	Description

1.1**	Form of Underwriting Agreement

2.1
Purchase and Sale Agreement, dated as of June 13, 2017, by and between Stewart & Stevenson LLC and Kirby Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 15, 2017)

2.2
Amendment No. 1 to Purchase and Sale Agreement, dated as of June 26, 2017, by and between Stewart & Stevenson LLC and Kirby Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2017)

2.3
Amendment No. 2 to Purchase and Sale Agreement, dated as of August 11, 2017, by and between Stewart & Stevenson LLC and Kirby Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 14, 2017)

2.4
Amendment No. 3 to Purchase and Sale Agreement, dated as of September 13, 2017, by and between Stewart & Stevenson LLC and Kirby Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 14, 2017)

4.1
Restated Articles of Incorporation of the Company with all amendments to date (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014)

4.2	Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014)

*5.1	Opinion of Norton Rose Fulbright US LLP

*23.1	Consent of KPMG LLP

*23.2	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1)

*24.1	Powers of Attorney (included in signature pages hereto)

*	Filed herewith.

**
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of common stock, as appropriate